EXHIBIT 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 31st day of December, 2023, by and between Green Globe International, Inc., a Delaware corporation (the “Seller”), and Hempacco Co., Inc., a Nevada corporation (the “Buyer”), on the following premises:

PREMISES

A. Seller is the owner of 50% of the outstanding shares (the “Shares”) of common stock of Green Star Labs, Inc., a Delaware corporation (the “Company”);

B. Buyer desires to purchase the Shares, and Seller desires to sell the Shares to Buyer on the terms and conditions stated herein.

AGREEMENT

BASED upon the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

ARTICLE I

PURCHASE OF COMMON STOCK

1.01 Purchase and Sale of Shares. Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer the Shares for an aggregate purchase price of $2,500,000 (the “Purchase Price”), payable by the issuance by the Buyer of a promissory note in the form attached hereto as Exhibit A (the “Note”) at Closing.

1.02 Closing.

(a) The purchase and sale of the Shares shall take place at a closing (a “Closing”), to be held at such date, time and place as shall be determined by the Buyer and Seller.

(b) At the Closing:

(i) The Seller shall deliver to the Buyer an executed stock power transferring the Shares to the Buyer.

(ii) The Buyer shall issue the Note to the Seller or its assignee(s) as directed by the Seller.

(iii) At and at any time after a Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(iv) All representations, covenants and warranties of the Buyer and Seller contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though the same had been made on and as of such date.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE SELLER

As an inducement to, and to obtain the reliance of the Buyer, in connection with its purchase of the Shares, the Seller represents and warrants as follows:

2.01 Private Offering. The offer, offer for sale, and sale of the Shares have not been and will not be registered with the Securities and Exchange Commission (the “Commission”). The Shares shall be offered for sale and sold pursuant to the exemptions from the registration requirements of Section 5 of the United States Securities Act of 1933, as amended, and as such, will be deemed “restricted securities” limiting the shares ability to be resold. Additionally, the Seller is considered an “affiliate” of the Company, and all Shares purchased from the Seller will be treated as if purchased from the Company directly and must be held for a minimum of six months under Rule 144 prior to resale, if any.

2.02 Execution and Delivery; No Conflict; Approval of Agreement. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with the terms herein. The Seller has full authority, and legal right and has taken, or will take, all action required by law, its certificate of organization, operating agreement, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated including the transfer of the Shares. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby: (i) have been duly and validly authorized by all necessary action on the part of the Seller; and (ii) are not prohibited by, do not violate any provision of, and will not result in the breach of or accelerate or permit the acceleration of, the performance required by the terms of any applicable law, rule regulation, judgment, decree, order, or other requirement of any governmental body or any court, authority, department, commission, board, bureau, agency, or instrumentality of either thereof in a manner which would have a material adverse effect on the Seller, or any material contract, indenture, agreement or commitment, to which the Seller is a party or bound.

2.03 Legal Right. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail), indenture, mortgage or other agreement or instrument to which the Seller is a party or by which it is bound by any order, rule or regulation directed to the Seller or its affiliates by any court or governmental agency or body having jurisdiction over them; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

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2.04 No Liens, Encumbrances. The Seller owns the Shares free and clear of all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind and has the full legal right and ability to transfer the Shares under this Agreement.

2.05 Transfer of Shares. All Shares will be transferred free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

2.06 Disclosure Information. The Seller has received all the information the Seller considers necessary or appropriate for deciding whether or not to sell the Shares. The Seller further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares, the Company, its financial information and business.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE BUYER

As an inducement to, and to obtain the reliance of the Seller in connection with its sale of the Shares, Buyer represents and warrants as follows:

3.01 Standing and Authority of Buyer. The Buyer has all requisite power and authority to execute and deliver this Agreement, to perform the Buyer’s obligations hereunder and to consummate the transactions contemplated hereby.

3.02 Execution and Delivery; No Conflict.

(a) This Agreement has been duly executed and delivered by the Buyer and constitute the valid and binding obligation of Buyer, enforceable against the Buyer in accordance with the terms herein, except as the same may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights; (ii) equitable principles; and (iii) public policies with respect to the enforcement of indemnification agreements.

(b) The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby: (i) have been duly and validly authorized by all necessary action on the part of the Buyer; and (ii) are not prohibited by, do not violate any provision of, and will not result in the breach of or accelerate or permit the acceleration of, the performance required by the terms of any applicable law, rule regulation, judgment, decree, order, or other requirement of any governmental body or any court, authority, department, commission, board, bureau, agency, or instrumentality of either thereof in a manner which would have a material adverse effect on the Buyer, or any material contract, indenture, agreement or commitment, to which the Buyer is a party or bound.

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3.03 Consents and Approvals. The execution, delivery, and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby do not require the Buyer to obtain any consent, approval or action of, or give any notice to, any corporation, person, firm, or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof; and (ii) those which the failure to obtain would have no material adverse effect on the transactions contemplated hereby.

3.04 Securities Representations. The Buyer understands and agrees that the consummation of this Agreement including the transfer of the Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act. The Buyer agrees that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired. The Buyer understands that the Shares have not been registered under the Securities Act and must be held indefinitely without any transfer, sale, or other disposition unless such shares are subsequently registered under the Securities Act or registration is not required under the Securities Act in reliance on an available exemption. The Shares to be acquired by the Buyer under the terms of this Agreement will be acquired for the Buyer’s own account, for investment, and not with the present intention of resale or distribution of all or any part of the securities. The Buyer agrees that it will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof. The Buyer is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and has adequate means for providing for its current needs and possible personal contingencies and has no need now and anticipates no need in the foreseeable future to sell the Shares which the Buyer is purchasing hereby. The Buyer understands that the Shares being sold pursuant to this Agreement are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Seller is relying upon the truth and accuracy of the Buyer’s representations, warranties, agreements, and understandings set forth herein to determine the Buyer’s suitability to acquire the Shares.

3.05 Disclosure Information. The Buyer has received all the information the Buyer considers necessary or appropriate for deciding whether or not to purchase the Shares. The Buyer further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares, the Company, its financial information and business. The foregoing, however, does not limit or modify the representations and warranties of the Seller in Article 2 of this Agreement or the right of the Buyer to rely thereon.

3.06 Investment Experience. The Buyer is an experienced owner of businesses similar to the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

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3.07 Knowledge of the Company. Buyer is aware, through its own extensive due diligence of all material information respecting the past, present and proposed business operations of the Company, including, but not limited to, its technology, management, financial position, and otherwise; understands that there is no “established trading market” for any of the Shares, that the Company is uncertain, at this time, whether there will be any future “established trading market” for any of the Shares; and that the purchase price being paid for the Shares bears no relationship to assets, book value or other established criteria of value. Buyer has conducted its own investigation of the risks and merits of investments in the Company, and to the extent desired, including, but not limited to a review of the Company’s books and records, and Buyer has had the opportunity to discuss this documentation with the directors and executive officers of the Company; to ask questions of these directors and executive officers; and that to the extent requested, all such questions have been answered to its satisfaction.

ARTICLE IV

SPECIAL COVENANTS

4.01 Purchase of Shares of Common Stock. The Seller and Buyer agree and understand that the consummation of this Agreement including the sale of the Shares to the Buyer as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. The Seller and Buyer agree such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(a) The parties accept, and concur in, the following representations and warranties:

(i) The Buyer acknowledges that neither the Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the Shares, and that this transaction involves certain risks.

(ii) The Buyer has received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

(iii) The Buyer has such knowledge and experience in business and financial matters that it is capable of evaluating each business.

(iv) The Buyer has been provided with copies of all materials and information requested by Buyer or its representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

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(v) All information which the Buyer has provided to the Seller or their representatives concerning its suitability and intent to hold the Shares following the transactions contemplated hereby is complete, accurate, and correct.

(vi) The Buyer has not offered or sold any securities of the Company or interest in this Agreement and has no present intention of dividing the Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(vii) The Buyer understands that the Shares have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Shares may, under certain circumstances, be inconsistent with this exemption.

(viii) The Buyer acknowledges that the Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Company is not under any obligation to register the Shares under the Securities Act. The Company is not under any obligation to make Rule 144 available. The Company’s registrar and transfer agents will maintain a stop transfer order against transfer of the Shares, and the certificates representing the Shares will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(ix) The Company and Seller may refuse to register further transfers or resales of the Shares, as applicable, in the absence of compliance with Rule 144 unless the Buyer furnishes such Company or Seller with a “no-action” or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to the Company or Seller, as applicable, stating that the transfer is proper. Further, unless such letter or opinion states that the Shares, as applicable, are free of any restrictions under the Securities Act, the Company or Seller, as applicable, may refuse to transfer the securities to any transferee who does not furnish in writing to the Company or Seller, as applicable, the same representations and agree to the same conditions with respect to such Shares as set forth herein. The Company or Seller may also refuse to transfer the Shares, as applicable, if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

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(b) In order to more fully document reliance on the exemptions as provided herein, the Seller and Buyer shall execute and deliver to the other, at or prior to the closing, such further letters of representation, acknowledgment, suitability, or the like as the Seller or Buyer and their counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws including but not limited to an investment letter.

(c) The Seller and Buyer acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

4.02 Expenses of Sale. The Seller and Buyer will pay their own expenses incident to the performance of their obligations hereunder, including but not limited to the fees and expenses of their counsel and accountants, and the cost of qualifying the offer and sale of the Shares in various states or obtaining an exemption from state registration requirements.

ARTICLE V

MISCELLANEOUS

5.01 Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.02 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

5.03 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the closing and the consummation of the transactions herein contemplated for a period of six months from the closing, unless otherwise provided herein.

5.04 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

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5.05 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

5.06 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Seller and Buyer and their respective successors. Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement.

5.07 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

5.08 Captions. The captions or headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

5.09 Applicable Law. This Agreement shall be governed by and construed and enforced under and in accordance with the laws of the State of Nevada and all subject matter and in persona jurisdiction shall be the state courts of Nevada.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

THE SELLER:	THE BUYER:

Green Globe International, Inc.	Hempacco Co., Inc.

/s/ Neville Pearson	/s/ Sandro Piancone
Name: Neville Pearson	Name: Sandro Piancone
Title: Chief Financial Officer	Title: Chief Executive Officer

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EXHIBIT A

Promissory Note

A-1

PROMISSORY NOTE

Principal Amount: $2,500,000	Issue Date: December 31, 2023

FOR VALUE RECEIVED, Hempacco Co., Inc., a Nevada corporation (the “Issuer”), issues this promissory note (the “Note”) and promises to pay to Green Globe International, Inc., and/or its assigns (the “Holder”) the principal amount of $2,500,000 (the “Principal Sum”), plus interest and any other fees according to the terms herein. This Note will become effective only upon execution by both parties.

The maturity date (the “Maturity Date”) of this promissory note is 12 months from the issue date referenced above (the “Issue Date”) and is the date upon which the Principal Sum, as well as any unpaid interest and other fees, shall be due and payable. Notwithstanding any other provision herein, the Issuer shall have the right at any time to prepay all amounts due under this Note for no penalty, and the Issuer shall be entitled to pay, in its sole discretion, any amounts due hereunder in cash or via the cancellation of receivables owed to the Issuer by Green Globe International, Inc.

1. Interest. Interest shall accrue on only that portion of the Principal Sum that is paid by the Issuer in cash, which interest shall accrue at the rate of 10% per annum.

2. Default. The following are events of default under this Note: (i) the Issuer shall fail to pay any amounts when due and payable hereunder; or (ii) a receiver, trustee or other similar official shall be appointed over the Issuer or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iii) the Issuer shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (iv) the Issuer shall make a general assignment for the benefit of creditors; or (v) the Issuer shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vi) an involuntary proceeding shall be commenced or filed against the Issuer.

3. Remedies. In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the outstanding principal amount of this Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 3. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it at law or in equity.

4. Assignability. The Issuer may not assign this Note. This Note will be binding upon the Issuer and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone without the Issuer’s approval.

5. Governing Law. This Note will be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in Clark County, in the State of Nevada. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

6. Delivery of Process by the Holder to the Issuer. In the event of any action or proceeding by the Holder against the Issuer, and only by the Holder against the Issuer, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Issuer at its last known address as set forth in its most recent SEC filing.

7. Attorney Fees. If any attorney is employed by either party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

8. Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

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THE ISSUER:	THE HOLDER:

Hempacco Co., Inc.	Green Globe International, Inc.

/s/ Sandro Piancone	/s/ Neville Pearson
Name: Sandro Piancone	Name: Neville Pearson
Title: Chief Executive Officer	Title: Chief Financial Officer

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